UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

7770 Duneville Street, Suite 9 Las Vegas, Nevada (Address of Principal Executive Offices)	89139 (Zip Code)
702-589-7475 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2013, the Board of Directors (the “Board”) of Golden Phoenix Minerals, Inc. (the “Company”) approved the appointment of Dennis P. Gauger to the Board.

Dennis P. Gauger, CPA, is a licensed Certified Public Accountant in Utah and Nevada.  He previously served as part-time, contract Chief Financial Officer of Golden Phoenix from January 2004 to January 2008, and has served the Company as an independent accounting and compliance consultant from January 2008 to his current appointment in January 2013 as Chief Financial Officer and Secretary of the Company.  From May 2007 through December 2012, Mr. Gauger served as Chief Financial Officer and Corporate Secretary for BSD Medical Corporation, a publicly held medical device company.  He also has served several publicly held companies as a part-time, contract chief financial officer, including the following: from April 2004 until November 2008, Mr. Gauger served as Chief Financial Officer for Cimetrix Incorporated, a publicly held software company; from January 2004 until January 2008, Mr. Gauger served as a director, Chief Financial Officer, and Secretary for Groen Brothers Aviation, Inc., a publicly held aviation company; and from November 2001 until March 2007, Mr. Gauger served as Chief Financial Officer for Nevada Chemicals, Inc., a publicly held chemical supply company to the gold mining industry.   Additionally, over the past fifteen years, he has served several public and private companies in a variety of industries as a part-time, contract financial executive and financial consultant.  Previously, Mr. Gauger worked for 22 years for Deloitte & Touche LLP, an international accounting and consulting firm, including 9 years as an accounting and auditing partner.  He is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,

Dated: May 28, 2013	/s/ Donald B. Gunn
Donald B. Gunn
President